Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of the 22nd day of February 2005 by and among CALANDO PHARMACEUTICALS INC., a Delaware corporation (the “Company”), and ARROWHEAD RESEARCH CORPORATION (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1. Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing Four Million (4,000,000) shares of Common Stock of the Company, at an aggregate purchase price of Two Hundred Fifty Thousand Dollars ($250,000.00). The shares of Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2. Closing; Delivery.

(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 AM, Pasadena time, on March 1, 2005, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing, Purchaser shall deliver (i) the purchase price therefore by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, including interest, or by any combination of such methods and (ii) a duly executed blank Assignment Separate from Certificate with respect to the Shares. The Company will deliver the certificate representing the Shares, together with the Assignment Separate from Certificate, to the Secretary of the Corporation, to hold on behalf of Purchaser during the term of the Agreement to Provide Additional Capital (as defined below).

1.3. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means with respect to any person or entity (a “Person”) any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Agreement to Provide Additional Capital” means that certain Agreement to Provide Additional Capital by and between the corporation and Arrowhead Research Corporation, a Delaware corporation (“Arrowhead”) dated as of June 4, 2004.

“Code” means the Internal Revenue Code of 1986, as amended.

“Key Employee” means any executive-level employee (including division director and Vice President level positions, and also including non-employee contractors holding such key positions through consulting arrangements) as well as any employee who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property (as defined in Section 2.8).

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

“Purchaser” means Arrowhead Research Corporation.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued at the Closing.

“Transaction Agreements” means this Agreement, the Agreement to Provide Additional Capital and the Voting Agreement.

“Voting Agreement” means the agreement between the Company and Purchaser, dated as of the date of the Closing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2. Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(a) 35,000,000 authorized shares of Common Stock, 3,920,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) 15,000,000 shares of Preferred Stock, none of which is issued and outstanding.

(c) Schedule 2.2(c) sets forth the capitalization of the Company immediately following the Closing. Except as set forth in Schedule 2.2(c) there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or Common Stock.

(d) All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

2.3. Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4. Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5. Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the Voting Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; or (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.8. Intellectual Property. As of the Closing, the Company will own or possesses rights to certain intellectual property that is the subject of that certain Option Agreement, dated December 17, 2004, between Mark Davis and the California Institute of Technology. All right, title and interest to which agreement will be assigned to the Company concurrent with the Closing. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringe any intellectual property rights of any other party. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

2.9. Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10. Agreements; Actions.

(a) Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the

Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, (ii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iii) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.11. Conflicts of Interest. Except as set forth in Schedule 2.11:

(a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of warrants or options to purchase shares of the Company’s Common Stock, in each instance, approved by the Board of Directors, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to the Company or, (ii) to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) publicly traded companies that may compete with the Company. To the Company’s knowledge, none of the Company’s directors, officers or employees or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any material contract with the Company. None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s major business relationship partners, service providers, joint venture partners, licensees and competitors.

2.12. Rights of Registration and Voting Rights. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13. Absence of Liens. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.14. Employee Matters. As of the date hereof, the Company has no employees. The Company has not established, and does not maintain, sponsor, participate in or contribute to any employee benefit plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.15. Tax Returns and Payments. No tax returns are yet due from the Company.

2.16. Permits. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.17. Corporate Documents. The Certificate of Incorporation and Bylaws of the Company are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.18. Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

(a) For purposes of this Section 2.18, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3. Representations and Warranties of the Purchasers. Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which such Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3. Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6. Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.7. Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8. No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.9. Exculpation Among Purchasers. Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Purchaser agrees that neither Purchaser nor any of the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.10. Residence. Purchaser is a corporation with its principal place of business located at the address of the Purchaser set forth on Exhibit A.

4. Conditions to the Purchaser’s Obligations at Closing. The obligations of Purchaser to purchase Shares at the Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of such Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality in Section 2.

4.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

4.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.4. Board of Directors. As of the Closing, the authorized size of the Board shall be three (3), and the Board shall be comprised of Bruce Stewart, Mark Davis and one vacancy.

4.5. Voting Agreement. The Company and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

4.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.7. Agreement to Provide Additional Capital. The Company shall have executed and delivered the Agreement to Provide Additional Capital.

4.8. Investors’ Rights Agreement. The Company and Arrowhead shall have executed and delivered the Investors’ Rights Agreement.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1. Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all material respects as of such Closing.

5.2. Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4. Voting Agreement. Purchaser shall have executed and delivered the Voting Agreement.

5.5. Agreement to Provide Additional Capital. Purchaser shall have executed and delivered the Agreement to Provide Additional Capital.

6. Miscellaneous.

6.1. Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warrants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2. Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the California, without regard to its principles of conflicts of laws.

6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.

6.7. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9. Amendments and Waivers. Except as set forth in Section 1.3 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and Purchaser.

6.10. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12. Entire Agreement. This Agreement (including the Exhibits hereto, if any), the Restated Certificate and the other Transaction Agreements (as defined in the Stock Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supercedes any other prior written or oral agreement and any other contemporaneous oral agreement, relating to the subject matter hereof existing between the parties are expressly canceled.

6.13. Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

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The parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

CALANDO PHARMACEUTICALS INC.

By:	/s/ John G. Petrovich
John G. Petrovich, CEO

Address: 2585 Nina Street
Pasadena, CA 91107

PURCHASERS:

ARROWHEAD RESEARCH CORPORATION

By:	/s/ R. Bruce Stewart
R. Bruce Stewart, CEO

Address: 1118 East Green Street
Pasadena, CA 91106

SIGNATURE PAGE TO PURCHASE AGREEMENT